Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-252118 on Form S-8 of our report dated April 22, 2021, relating to the consolidated financial statements of ASLAN Pharmaceuticals Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Singapore

April 23, 2021

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